EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the 22nd day of November, 1995, by and between SUPER RITE FOODS, INC., a Delaware corporation (the "Company"), and JOHN RYDER, a Maryland resident (the "Executive").

                                    RECITALS

         A. The Executive has been employed as an executive of the Company for a number of years and currently serves as President and Chief Operating Officer of the Company's retail supermarket division.

         B. Pursuant to an Agreement and Plan of Reorganization between Richfood Holdings, Inc. ("Richfood") and Super Rite Corporation, of which the Company is a wholly-owned subsidiary ("SRC"), dated June 26, 1995 (the "Merger Agreement"), upon the Effective Time of the Merger (as defined in the Merger Agreement) SRC will become a wholly-owned subsidiary of Richfood.

         C. As contemplated by the Merger Agreement and in anticipation of the consummation of the Merger as therein provided, the Company and the Executive wish to extend the term of the Executive's employment with the Company and otherwise to amend and restate the agreement between the Company and the Executive with respect to the Executive's continued employment with the Company as hereinafter set forth.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

         1.       EMPLOYMENT OF EXECUTIVE.

                  1.1 Duties and Status. The Company hereby engages and employs the Executive as President and Chief Operating Officer of the Company's retail supermarket division for the Employment Period, as defined in section 3.1, and the Executive accepts such employment, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall faithfully exercise such authority and perform such executive duties commensurate with his position as the Board of Directors of the Company shall determine.

                  1.2 Time and Effort. During the Employment Period, the Executive shall devote his full time and effort to the business of the Company. Notwithstanding the foregoing, the Executive may


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pursue such other personal financial affairs of the Executive to the extent such activities do not interfere with his performance of his duties hereunder.

         2.       COMPENSATION AND BENEFITS.

                  2.1 Annual Base Salary. The Company shall pay the Executive an annual base salary as determined from time to time by the Board of Directors ("Annual Base Salary"), which shall not be less than the annual base salary in effect on June 26, 1995. The Executive's Annual Base Salary shall be payable in equal installments in accordance with the practice of the Company in effect from time to time for the payment of salaries to officers of the Company but in no event less frequently than monthly.

                  2.2 Expenses. Subject to such policies as may from time to time be established by the Board of Directors, the Company shall pay or reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Employment Period in the performance of the Executive's services under this Agreement upon the Executive's presentation to the Chief Financial Officer (or other person designated by or at the direction of the Board of Directors) of expense statements or vouchers or such other supporting information as the Board may reasonably require.

                  2.3 Bonuses Etc. The Executive shall be entitled to receive such bonus compensation, and to participate in such bonus, profit-sharing, stock option, incentive, and performance award plans and programs, if any, as may from time to time be determined by the Board of Directors.

                  2.4 Benefits. The Executive shall be entitled to receive such employee benefits, including without limitation any and all pension, retirement, disability, group life, sickness, accident and health insurance programs, as the Company may provide from time to time to its employees generally, all in accordance with the terms governing any plans pursuant to which any such benefits are provided, and such other benefits as the Board of Directors may from time to time establish (collectively "Benefits")

                  2.5 Vacation. The Executive shall be entitled to vacation, leave of absence, and leave for illness or temporary disability in accordance with the policies of the Company in effect from time to time, which shall not be less favorable than those in effect for any other executive officer of the Company.

         3.       TERM AND TERMINATION.

                  3.1 Employment Period. The Executive's "Employment Period" shall commence on the date of this Agreement and shall terminate on the earlier of: (i) the close of business on the day

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immediately preceding the third anniversary of the Effective Time of the Merger and (ii) the death or retirement of the Executive.

                  3.2 Termination. Each party shall have the right to terminate the Executive's employment hereunder before the Employment Period expires to the extent, and only to the extent, permitted by this section.

                           (a)      By the Company for Cause.  The Company shall
have the right to terminate the Executive's employment immediately upon written notice to the Executive for "Cause," which for purposes of this Agreement means that the Board of Directors has determined that the Executive (i) has stolen or embezzled Company funds or property, (ii) has been convicted of a felony or a crime involving moral turpitude, (iii) has, notwithstanding not less than thirty
(30) days' prior written notice from the Board of Directors, willfully failed to perform or persistently neglected (other than by reason of illness or temporary disability short of Total Disability) any duties hereunder to the detriment of the Company or its prospects, (iv) has willfully violated or breached any provision of this Agreement, or (v) has willfully violated any law or regulation to the material detriment of the Company or its business.

                           (b)      By the Company Upon Disability.  The Company
shall have the right to terminate the Executive's employment on five (5) days' prior written notice to the Executive if the Board of Directors determines that the Executive is unable to perform his duties by reason of Total Disability. As used herein "Total Disability" means the inability of the Executive due to physical or mental illness or injury to perform his duties hereunder for any period of 180 consecutive days or 180 days in the aggregate in any 365-day period.

                           (c)      By the Company Other Than for Cause or
Disability. The Company shall have the right to terminate the Executive's employment on thirty (30) days' prior written notice to the Executive in the Company's sole discretion, but any termination pursuant to this subsection (c) shall obligate the Company to make the payments referred to in section 3.3.

                           (d)      By the Executive.  The Executive shall have
the right to terminate his employment hereunder upon (i) the failure of the Company to make any required payment to the Executive hereunder, which failure continues unremedied for ten (10) days after the Executive has given the Board of Directors written notice of such failure, or (ii) any material failure by the Company to comply with any of the provisions of this Agreement other than a failure to make a required payment, which failure continues unremedied for thirty (30) days after the Executive has given the Board of Directors written notice of such failure.

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                  3.3      Continuation of Compensation and Benefits.

                           (a)    Upon Death, Retirement, or Disability.  In the
event that the Employment Period terminates pursuant to section 3.1(ii) on account of the death of the Executive, or in the event that the Company elects to terminate the employment of the Executive pursuant to section 3.2(b) because of his Total Disability, the Company shall nevertheless continue to pay the Executive (or his personal representative or other successor in interest, as the case may be) his Annual Base Salary and provide to the Executive (or his dependents, as the case may be) the Benefits for a period of six (6) months following the date of the Executive's death or termination under section 3.2(b), as the case may be, notwithstanding that such period may extend beyond the date on which the then-current Employment Period would have expired (but for such death or termination) In the event that the Employment Period terminates on account of the Executive's retirement, the Executive's Annual Base Salary shall terminate as of the date of retirement, and the Executive's Benefits shall continue or terminate in accordance with the plans governing such Benefits.

                           (b)    Upon Termination Other than for Cause or Upon
Death, Retirement, or Disability. In the event that the Company elects to terminate the employment of the Executive pursuant to section 3.2(c), then the Company shall nevertheless continue to pay the Executive his Annual Base Salary and provide to the Executive the Benefits for the longer of (i) the balance of the Employment Period and (ii) period ending two (2) years after the date of termination (notwithstanding that such period may extend beyond the Employment Period).

                           (c)      In All Other Cases.  Except as specifically
provided in this section, any and all obligations of the Company to make payments to the Executive under this Agreement, other than payments of previously accrued but unpaid compensation, shall cease as of the date the Employment Period expires under section 3.1 or as of the date the Executive's employment is terminated by the Company under section 3.2, as the case may be.

                  3.4 Survival of Covenants. Any provision of this Agreement to the contrary notwithstanding, if the employment of the Executive hereunder is terminated for any reason, the provisions and covenants of sections 4 and 5 hereof shall nevertheless remain in full force and effect in accordance with their respective terms.

         4.       CONFIDENTIALITY.

                  The Executive shall not at any time during the term of this Agreement or at any time thereafter, without the express written permission of the Company, disclose any information, oral or written, disclosed by the Company to the Executive or obtained

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by the Executive by virtue of his employment with the Company relating to the customers or business of the Company (collectively, the "Confidential Information"), including without limitation customer lists, marketing plans, and financial information relating to the Company; provided, however, that the foregoing restrictions shall not apply to any information otherwise deemed Confidential Information hereunder that is in the public domain or that lawfully becomes available to the Executive from a source other than the Company. Promptly upon the termination of his employment hereunder for any reason, the Executive shall return to the Company or destroy, as the Company may direct, all materials (whether in written or machine-readable form) then in the possession or control of the Executive that contain, embody, or reflect any Confidential Information in whole or part, all of which the Executive hereby acknowledges constitute property of the Company.

         5.       NONCOMPETITION.

                  5.1 Scope. During the Restriction Period (as hereinafter defined), the Executive shall not engage directly or indirectly (whether as a principal, employee, consultant, agent, or otherwise) in any trade or business similar to or in competition with that of Richfood or any of its subsidiaries anywhere within the geographic areas in which Richfood or any of its subsidiaries is then engaged in business. For purposes hereof, "Restriction Period" means the period beginning on the date of this Agreement and continuing:
(i) if the Executive's employment is terminated for Cause, until the day immediately preceding the fourth anniversary of the Effective Time and (ii) in all other cases, until the first anniversary of the termination of the Executive's employment hereunder or for as long as the Company is continuing to pay to the Executive his Annual Base Salary pursuant to section 3.3 (whichever is longer).

                  5.2 Enforcement and Construction. If in any judicial proceeding a court shall refuse to enforce as written the covenant set forth in section 5.1, then such covenant shall be limited and restricted in scope and duration to the extent necessary to make such covenant, as so limited and restricted, enforceable. Notwithstanding the foregoing, it is the intent and agreement of the parties that section 5.1 be given the maximum force, effect, and application permissible under applicable law. The Executive acknowledges and agrees that in the event of a breach or threatened breach of such covenant, the Company will not have an adequate remedy at law, and accordingly the Company shall be entitled to injunctive relief (without the necessity of posting bond) in addition to any other remedies which may be available to it hereunder or under applicable law.

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         6.       MISCELLANEOUS.

                  6.1 Applicable Law. This Agreement shall be construed under and in accordance with the federal law of the United States and the laws of the Commonwealth of Virginia (exclusive of any provision that would result in the application of the laws of any other state or jurisdiction).

                  6.2 Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

                  6.3 Notices. Any notice or other communication required, permitted, or desirable hereunder shall be hand delivered (including delivery by a commercial courier service) or sent by United States registered or certified mail, postage prepaid, addressed as follows:

         To the Executive:          John Ryder
                                    461 Old Orchard Circle
                                    Point Field Landing
                                    Millersville, Maryland 21108

         To the Company             Super Rite Foods, Inc.
         or the Board of            c/o Richfood Holdings, Inc.
         Directors                  2000 Richfood Road

                                    Mechanicsville, Virginia 23211
                                    Attention:       Donald D. Bennett

                                                     Chairman and Chief
                                                     Executive Officer

or such other addresses as shall be furnished in writing by the parties. Any such notice or communication shall be deemed to have been given as of the date so delivered in person or three business days after so mailed.

                  6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of successors and permitted assigns of the parties. This Agreement may not be assigned, nor may performance of any duty hereunder be delegated, by either party without the prior written consent of the other.

                  6.5 Entire Agreement; Amendments. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no other contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to or contained herein. This Agreement specifically supersedes any and all prior agreements and understandings of the parties with respect to the subject matter hereof, all of which prior agreements and understandings (if any) are hereby terminated and of no further

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force and effect.  This Agreement may be amended, modified, or terminated only be a written instrument signed by the parties hereto.

                  6.6 Execution of Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. This Agreement may be delivered by facsimile transmission of an originally executed copy to be followed by immediate delivery of the original of such executed copy.

                  6.7 Incorporation of Recitals. The Recitals to this Agreement are an integral part of, and by this reference are hereby incorporated into, this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                        SUPER RITE FOODS, INC.

________________________                       By: ________________________

                                                 Title: ___________________

WITNESS:                                       Executive:

- ------------------------                       -----------------------------
   John Ryder